EXHIBIT 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE             , 2007.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (“TSXV”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSXV OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL             , 2007.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:00 P.M. (VANCOUVER TIME) ON             , 2010.

MED BIOGENE INC.

a corporation amalgamated under the laws of the Province of British Columbia and having its principal office at

#300 - 2386 East Mall, Gerald McGaving Building

Vancouver, British Columbia

NO.	WARRANTS
Each entitling the holder to acquire one (1) common share in the capital of Med BioGene Inc., subject to adjustment as set forth herein, in accordance with the terms and conditions set forth herein.

THIS IS TO CERTIFY THAT for value received <NAME>, <ADDRESS> (the “Holder”) is the registered holder of the number of Warrants stated above and is entitled for each whole Warrant represented hereby to purchase one (1) common share (each a “Share” and collectively the “Shares”) in the capital of Med BioGene Inc. (the “Company”) at any time and from time to time from the date of issue hereof up to and including 4:00 p.m. (Vancouver Time) on             , 2010 (the “Expiry Time”), at a price per Share equal to $0.65, subject to adjustment as hereinafter provided (the “Exercise Price”), upon and subject to the following terms and conditions.

For purposes of this Warrant:

(i)	“Warrant Shares” means the Shares which are issuable upon the exercise from time to time of these Warrants;

(ii)	“$” means Canadian dollars.

These Warrants are issued under a subscription agreement between the Company and the Holder, inter alia, and accepted by the Company on             , 2007.

TERMS AND CONDITIONS

1.	The Warrants represented by this Warrant Certificate may not be exercised in the United States or by or on behalf of a U.S. Person nor will the Warrant Shares be registered or delivered to an address in the United States, unless an exemption from registration under the U.S. Securities Act or the securities laws of any U.S. state is available, and with the prior consent of the Company (which will be delivered promptly and will not be unreasonably withheld but which may be conditioned on delivery of a legal opinion in form and substance satisfactory to the Company). As used herein, the terms “United States” and “U.S. Person” have the meanings ascribed to them in Regulation S under the U.S. Securities Act.

The Warrants represented by this Warrant Certificate and the Warrant Shares issuable upon exercise of these Warrants are subject to certain resale restrictions under applicable securities legislation. The Holder is advised to seek professional advice as to applicable resale restrictions.

Certificates representing the Warrant Shares issuable upon the exercise of these Warrants shall bear a legend in form and substance to those appearing on the first page of this Warrant Certificate until no longer required by applicable securities legislation.

2.	If at any time after the day which is four months plus one day from the date hereof the closing price of the Shares on the TSX Venture Exchange, or such major stock exchange or quotation system as the Shares are then trading or are listed, is greater than $0.85 for 20 or more consecutive trading days, the Company may give notice to the Holder that the Expiry Time has been accelerated and that the Warrants will expire on the 20th business day following the date of such notice.

3.	At any time and from time to time at or prior to the Expiry Time, including any accelerated Expiry Time pursuant to Section 2 (the “Exercise Period”), the Holder may exercise all or any number of whole Warrants represented hereby, upon delivering to the Company at its principal office noted above on this Warrant Certificate, together with a duly completed and executed subscription notice in the form attached hereto (the “Subscription Notice”) evidencing the election of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate as adjusted from time to time pursuant to Sections 6 and 7 of this Warrant Certificate) and a certified cheque, money order or bank draft payable to the Company for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the then original Warrant Certificate and the number of Warrants being so exercised.

4.	The Holder shall be deemed to have become the holder of record of Warrant Shares on the date (the “Exercise Date”) on which the Company has received a duly completed Subscription Notice, delivery of the Warrant Certificate and payment of the full aggregate Exercise Price in respect of the Warrants being exercised pursuant to such Subscription Notice; provided, however, that if such date is not a business day in the City of Vancouver, British Columbia (a “Business Day”) then the Warrant Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Warrant Shares on the next following Business Day. Within seven (7) Business Days of the Exercise Date, the Company shall issue and deliver (or cause to be delivered) to the Holder, by registered mail or pre-paid courier to his, her or its address specified in the register of the Company, one or more certificates for the appropriate number of issued and outstanding Warrant Shares. All costs, expenses, transfer taxes and other charges payable in connection with the issue and delivery of the Warrant Shares shall be at the sole expense of the Company (other than withholding tax, if any).

5.

The Company covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Warrant Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 6 and 7 of this Warrant Certificate. The Company represents and warrants that all Warrant Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment of the aggregate Exercise Price at which such Warrant Shares may at that time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Company or its creditors in respect thereof. The Company further represents and warrants that this Warrant Certificate is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company covenants that it will make all filings under applicable laws required to be made by the Company in connection with the exercise of the Warrants and issue of Warrant Shares.

6.	The Exercise Price (and the number of Warrant Shares purchasable upon exercise) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If during the Exercise Period the Company shall:

(i)	issue Shares or securities exchangeable for or convertible into Shares to holders of all or substantially all of its then outstanding Shares by way of stock dividend or other distribution, or

(ii)	subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

(iii)	consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (i), (ii) and (iii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 6(a), the number of Warrant Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)	Rights Offering. If and whenever during the Exercise Period the Company shall fix a record date for the issue or distribution of rights, options or warrants to all or substantially all of the holders of Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share to the holder (or having a conversion price or exchange price per Share) of less than 95% of the Current Market Price (as defined in Section 7 hereof) for the Shares on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing either

I.	the product of the number of Shares offered under the Rights Offering and the price at which such Shares are offered,

or, as the case may be,

II.	the product of the exchange or conversion price per share of such securities offered and the maximum number of Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, by the Current Market Price of the Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Shares outstanding on such record date after giving effect to the Rights Offering and including the number of Shares offered pursuant to the Rights Offering (including shares issuable upon exercise of the rights, warrants or options under the Rights Offering or upon the exercise of the exchange or conversion rights contained in such exchangeable or convertible securities under the Rights Offering).

Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall, then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. From and after any adjustment of the Exercise Price pursuant to this Section 6(b), the number of Warrant Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	Special Distribution. If and whenever during the Exercise Period the Company shall issue or distribute to all or to substantially all the holders of the Shares:

(i)	securities of the Company including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, property or assets or evidences of its indebtedness, or

(ii)	any cash, property or other assets,

and if such issuance or distribution does not constitute dividends paid in the ordinary course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted immediately after the record date for the Special Distribution so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the difference between:

(A)	the amount obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date, and

(B)	the fair value (as determined by the directors of the Company) to the holders of such Shares of such Special Distribution; and

(ii)	the denominator of which shall be the total number of shares outstanding on such record date multiplied by such Current Market Price of the Shares on such record date.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. From and after any adjustment of the Exercise Price pursuant to this Section 6(c), the number of Warrant Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(d)	Capital Reorganization. If and whenever during the Exercise Period there shall be a reclassification or redesignation of Shares at any time outstanding or a change of the Shares into other shares or into other securities or any other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Warrant Shares to which such Holder was theretofore entitled upon such exercise, the kind and aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Shares to which such holder was theretofore entitled to subscribe for and purchase; provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken to so entitle the Holder. If determined appropriate by the board of directors of the Company, acting reasonably and in good faith, and subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Company, acting reasonably and in good faith.

(e)	If and whenever at any time after the date hereof and prior to the Expiry Time, the Company takes any action affecting its Shares to which the foregoing provisions of this Section 6, in the opinion of the board of directors of the Company, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Company shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Company may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Company to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence, absent manifest error that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

7.	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 6:

(a)	The adjustments provided for in Section 6 are cumulative and shall be made successively whenever an event referred to therein shall occur, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent subject to the following paragraphs of this Section 7.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment shall be made in the number of Shares purchasable upon exercise of this Warrant unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which, except for the provisions of this Section 7(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding Section 6 or 7 hereof, no adjustment shall be made which would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of this Warrant (except in respect of a consolidation of the outstanding Shares).

(c)	No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 6, other than the events referred to in Sections 6(a)(ii) and (iii), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date, as the case may be, of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval, if applicable, of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading.

(d)	No adjustment in the Exercise Price shall be made pursuant to Section 6 in respect of the issue from time to time:

(i)	of Warrant Shares purchasable on exercise of the Warrants represented by this Warrant Certificate;

(ii)	of dividends paid in the ordinary course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Company in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws; or

(iii)

of Shares pursuant to any stock option, stock option plan, stock purchase plan or benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Company, as such option or plan is amended or superseded from time to time in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws, and such other stock option, stock option plan, stock purchase plan or benefit plan as may be adopted by the Company in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(e)	If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(f)	As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(g)	For the purposes of this Warrant Certificate, “Current Market Price” of a Share at any date shall be calculated as the price per Share equal to the weighted average price at which the Shares have traded in the principal Canadian stock exchange or, if the Shares are not listed, the over-the-counter market, on which the Shares are then listed or posted for trading during the 20 consecutive trading days (on each of which at least 500 Shares are traded in board lots) ending not more than five trading days immediately prior to such date as reported by such market or exchange in which the Shares are then trading or quoted. If the Shares are not then traded in the over-the-counter market or on a recognized Canadian stock exchange, the Current Market Price of the Shares shall be the fair market value of the Shares as determined in good faith by the board of directors of the Company after consultation with a nationally or internationally recognized and independent investment dealer, investment banker or firm of chartered accountants.

(h)	In the absence of a resolution of the board of directors of the Company fixing a record date for any dividend or distribution referred to in Section 6(a)(i) or any Rights Offering or Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution, Rights Offering or Special Distribution is effected.

(i)	Any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 6 shall be conclusively determined by a firm of independent chartered accountants (who may be the Company’s auditors) and shall be binding upon the Company and the Holder, absent manifest error. Notwithstanding the foregoing, such determination shall be subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading. In the event that any such determination is made, the Company shall notify the Holder in the manner contemplated in Section 19 describing such determination.

8.	On the happening of each and every such event set out in Section 6, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

9.	In any case in which Section 6 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

(a)	issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event;

provided, however, that the Company shall deliver or cause to be delivered to such holder, an appropriate instrument evidencing such holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and/or the number of Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Shares issuable on the exercise of any Warrant.

10.	At least ten Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Company shall be required to provide holders of Shares in respect of any such event, the Company shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Company shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

11.	The Company shall maintain a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them. Such register shall be open at all reasonable times for inspection by the Holder. The Company shall notify the Holder forthwith of any change of address of the principal office of the Company.

12.	The Company shall not be required to issue fractional Warrant Shares in satisfaction of its obligations hereunder. If any fractional interest in a Warrant Share would, except for the provisions of this Section 12, be deliverable upon the exercise of a Warrant, the Company shall in lieu of delivering the fractional Warrant Shares therefor satisfy the right to receive such fractional interest by payment to the holder of such Warrant of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price at the Exercise Date.

13.	Subject as herein provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

14.	The registered Holder of this Warrant Certificate may at any time up to and including the Expiry Time, upon the surrender hereof to the Company at its principal office, exchange this Warrant Certificate for one or more Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as is expressed in this Warrant Certificate. Any Warrant Certificate tendered for exchange shall be surrendered to the Company and cancelled.

15.	If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

16.	Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to the Expiry Time. After the Expiry Time this Warrant Certificate and all rights hereunder shall be void and of no value.

17.	Except as expressly set out herein, the holding of this Warrant Certificate or the Warrants represented hereby shall not constitute a Holder hereof a holder of Shares nor entitle it to any right of interest in respect thereof.

18.	Unless herein otherwise expressly provided, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the Holder at its registered address recorded in the registers maintained by the Company. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded.

19.	Time is of the essence hereof.

20.	This Warrant Certificate is binding upon the Company and its successors and assigns, provided that it shall not be assigned by the Company without the prior consent of the Holder.

21.	This Warrant Certificate and the Warrants granted hereunder shall be governed by and be interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of Med BioGene Inc. as of             , 2007.

MED BIOGENE INC.

By:
Authorized Signing Officer

SUBSCRIPTION NOTICE

TO:	MED BIOGENE INC.

#300 - 2386 East Mall
Gerald McGaving Building Vancouver, British Columbia

V6T 1Z3

Attention: Chief Financial Officer

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

The Holder of the attached Warrant Certificate, hereby:

(a)	subscribes for Warrant Shares at a price per of Cdn.$0.65 per Share (or such adjusted price which may be in effect under the provisions of the Warrant Certificate) and in payment of the exercise price encloses a certified cheque, bank draft or money order in lawful money of Canada payable to the order of Med BioGene Inc. or its successor corporation; and

(b)	delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Warrant Shares,

in each case in accordance with the terms and conditions set out in the attached Warrant Certificate.

The undersigned hereby irrevocably directs that the said Warrant Shares be registered and delivered as follows:

Name(s) in Full	Address(es) *	Number of Warrant Shares

Total Number of Warrant Shares

Total Purchase Price

	X	$0.65	=	$

No. Warrant Shares		Price Per Share		Total Purchase Price

*	Certificates representing Warrant Shares will not be registered or delivered to an address in the United States unless Box B below is checked.

In connection with this exercise of the Warrant, the Holder encloses cash, a bank draft or a certified cheque payable to the Company in the amount described in the table above as full payment for the Warrant Shares to be acquired hereby.

The Holder represents, warrants and certifies as follows (one (only) of the following must be checked):

A.	☐	He, she or it is: (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a “U.S. person”, as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising this Warrant on behalf of a “U.S. person” or a person in the United States; and (iii) did not execute or deliver this Subscription Notice in the United States.

B.	☐	He, she or it is tendering with this Subscription Notice an opinion of counsel reasonably satisfactory to the Company to the effect that the exercise of the Warrant made is pursuant to an effective registration statement under the U.S. Securities Act or that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The Holder understands that unless Box A above is checked or the exercise is made pursuant to an effective registration statement under the U.S. Securities Act, the certificate representing the Warrant Shares will bear a legend to the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Holder further understands that if the Warrant is exercised at a time when the Company is not a “foreign issuer” (as defined in Regulation S under the U.S. Securities Act) and Box A above is checked, the Holder agrees and understands that the Warrant Shares may be transferred without registration only to the Company, outside the United States in compliance with Rule 904 under the U.S. Securities Act, or pursuant to an exemption from registration, and that hedging transactions with regard to the Warrant Shares may not be conducted unless in compliance with the U.S. Securities Act, and the certificate representing the Warrant Shares will bear a legend to such effect.

DATED this      of         ,         .

Signature Guaranteed by:	Signature of Holder*

Name of Holder

Address of Holder (include postal code or zip code)

*	This signature must correspond exactly with the name appearing on the Warrant Certificate.

☐	Please check box if the Warrant Share certificates are to be delivered at the office where this Subscription Notice is surrendered, failing which the certificates will be mailed to the addresses noted above.

EXERCISE OF THE WARRANT

Instructions:

1.	The Holder may exercise his, her or its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised, along with and a certified cheque, money order or bank draft payable to the Company for the aggregate Exercise Price of all Warrants being exercised, to the Company at its principal office in Vancouver, British Columbia.

2.	If this Subscription Notice indicates that Warrant Shares are to be issued to a person or persons other than the Holder, the signature of such other person or persons must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

3.	If this Subscription Notice is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a company or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

DATED this      day of         , 200  .

(Signature of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)

The certificates will be mailed by registered mail to the address appearing in this Subscription Notice.